UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: October 3, 2016

(Date of earliest event reported)

Garrison Capital Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-00878	90-0900145
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, Suite 914 New York, New York	10104
(Address of Principal Executive Offices)	(Zip Code)

(212) 372-9590

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 29, 2016, Garrison Capital Inc. (the “Company”) completed a $300.0 million collateralized loan obligation transaction. The notes offered in the collateralized loan obligation (the “Notes”) were issued by Garrison Funding 2016-2 Ltd., a recently formed exempted company incorporated with limited liability under the laws of the Cayman Islands and wholly-owned subsidiary of the Company (the “Issuer”), and Garrison Funding 2016-2 LLC, a recently formed Delaware limited liability company and indirectly wholly-owned subsidiary of the Company (together with the Issuer, the “Co-Issuers”), and are backed by a diversified portfolio of primarily senior secured loans.  The transaction was executed through a private placement of: (i) $25.00 million of AAA(sf) Class A-1R Senior Secured Revolving Floating Rate Notes, which bear interest at the CP Rate, as defined in the indenture governing the Notes, plus 2.20% or the London Interbank Offered Rate (“LIBOR”) plus 2.20%; (ii) $88.15 million of AAA(sf) Class A-1T Senior Secured Floating Rate Notes, which bear interest at LIBOR plus 2.20%; (iii) $25.00 million of AAA(sf) Class A-1F Senior Secured Fixed Rate Notes, which bear interest at 3.41%; (iv) $20.70 million of AA(sf) Class A-2 Senior Secured Floating Rate Notes, which bear interest at LIBOR plus 3.15%; (v) $21.45 million of A(sf) Class B Secured Deferrable Floating Rate Notes, which bear interest at LIBOR plus 4.00%; (vi) $11.70 million of BBB(sf) Class C Secured Deferrable Floating Rate Notes, which bear interest at LIBOR plus 6.00%; and (vii) $108.00 million of subordinated notes, which do not have a stated interest rate. The Company retained all of the subordinated notes, which are not rated. The Notes are scheduled to mature on September 29, 2027.

In connection with the transaction, the Co-issuers entered into an indenture, dated September 29, 2016 (the “2016 Indenture”), with Deutsche Bank Trust Company Americas, as trustee, which governs the Notes and provides that, to the extent funds are available, the holders of the Notes (other than the subordinated notes) are to receive quarterly interest payments on the 20th day of February, May, August and November of each year (each, a “Payment Date”), commencing in November 2016, until the stated maturity. To the extent interest is not paid on the Class B Notes or the Class C Notes on any Payment Date, such amounts will be deferred and added to the principal balance of the applicable Notes and will be paid on the earliest of (i) the Payment Date on which funds are available to pay such interest in accordance with the 2016 Indenture, (ii) the redemption date with respect to such Notes and (iii) the stated maturity of such Notes. The subordinated notes do not bear a stated interest rate but they are entitled to receive distributions on each Payment Date if and to the extent funds are available for such purpose.

A portion of the proceeds of the private placement of the Notes was used to refinance the Company’s collateralized loan obligation, as described below. The remaining proceeds of the private placement of the Notes will be used by the Issuer to purchase additional collateral obligations.

In connection with the issuance and sale of the Notes, the Co-Issuers made customary representations, warranties and covenants in the note purchase agreements, the 2016 Indenture and the related transaction documents.  The Notes (other than the subordinated notes) are the secured obligations of the Issuer, and the 2016 Indenture includes customary covenants and events of default.   The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

The Company will serve as collateral manager to the Issuer under a collateral management agreement and will receive a fee for providing these services.  The Company has retained Garrison Capital Advisers LLC, the Company’s investment adviser, to furnish collateral management sub-management services to the Company pursuant to a sub-collateral management agreement. Garrison Capital Advisers LLC will not receive a fee for providing such services.

Under the investment company rules and regulations pursuant to the American Institute of Certified Public Accountants Audit and Accounting Guide for Investment Companies, codified in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 946, Financial Services-Investment Companies, the Company is precluded from consolidating any entity other than another investment company. The Company generally consolidates any investment company when it owns 100% of its partners’ or members’ capital or equity units. ASC 946 provides for the consolidation of a controlled operating company that provides substantially all of its services to the investment company or its consolidated subsidiaries. The Company owns a 100% interest in the Co-Issuers, which are deemed to be investment companies. The Company also provides collateral management services solely to the Issuer. As such, the Company will consolidate the accounts of these entities into its financial statements. As a result of this consolidation, the amounts outstanding under the collateralized loan obligation will be treated as the Company’s indebtedness.

The descriptions of the documentation related to the debt securitization and the collateral management agreements contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1 through 10.4 and incorporated into this Current Report on Form 8-K by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the sale of the Notes, on September 29, 2016, the Issuer used substantially all of the net cash proceeds of the Notes to purchase a portion of the portfolio of loans held by Garrison Funding 2013-2 Ltd. (“GF 2013-2”), the issuer under the Company’s prior collateralized loan obligation. GF 2013-2 used the proceeds received in connection with such sale of loans to redeem in full the secured notes issued under the indenture, dated as of September 25, 2013 (the “2013 Indenture”), among GF 2013-2, Garrison Funding 2013-2 LLC, as co-issuer, and Deutsche Bank Trust Company Americas, as trustee. Immediately following the redemption of the secured notes issued under the 2013 Indenture, the Issuer acquired the remaining loans held by GF 2013-2 pursuant to a transfer agreement, and GF 2013-2 redeemed the subordinated notes issued under the 2013 Indenture in exchange for all of the subordinated notes issued under the 2016 Indenture being issued to the Company at the direction of GF 2013-2. The 2013 Indenture will be terminated following a customary settlement period for certain of the loans sold to the Issuer.

In addition to notes that were retained by the Company, as of June 30, 2016, $31.10 million of senior secured revolving notes with a weighted average interest rate of 2.52% and $160.35 million of senior secured term notes with a weighted average interest rate of 3.10% were outstanding under the 2013 Indenture. Obligations under the 2013 Indenture would have otherwise matured on September 25, 2023.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 above are incorporated into this Item 2.03 by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits furnished herewith, may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this Current Report on Form 8-K may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Indenture dated as of September 29, 2016, among Garrison Funding 2016-2 Ltd., Garrison Funding 2016-2 LLC and Deutsche Bank Trust Company Americas.
10.2	Class A-1R Note Purchase Agreement dated as of September 29, 2016, among Garrison Funding 2016-2 Ltd., Garrison Funding 2016-2 LLC, each of the Class A-1R Noteholders party thereto and Natixis, New York Branch.
10.3	Collateral Management Agreement dated as of September 29, 2016, by and between Garrison Funding 2016-2 Ltd. and the Company.
10.4	Sub-Collateral Management Agreement dated as of September 29, 2016, by and between the Company and Garrison Capital Advisers LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Garrison Capital Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARRISON CAPITAL INC.

Date: October 3, 2016	By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Chief Financial Officer